Exhibit 10.1

THIS DOCUMENT CONSTITUTES PART OF A SECTION 10(a) PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

NEWELL RUBBERMAID INC.

2010 STOCK PLAN

Section 1. Purpose.

The purpose of the Newell Rubbermaid Inc. 2010 Stock Plan (the “Plan”) is to recognize the contributions made to the Company and its Subsidiaries by Key Employees of the Company and its Subsidiaries and Non-Employee Directors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company and its Subsidiaries, and to improve the ability of the Company and its Subsidiaries to attract, retain and motivate individuals, by providing such persons with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of or relating to Common Stock of the Company, including Stock Options, Stock Awards, Stock Units and Stock Appreciation Rights.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit granted under the Plan, including Stock Options, Stock Awards, Stock Units and Stock Appreciation Rights.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, Stock Appreciation Right Agreement, or another agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company, or the Committee, to the extent the Board has delegated authority as described in Section 3.1 of the Plan.

2.4 “Change in Control” has the meaning set forth in Section 10 of the Plan.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Organizational Development and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7 “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

2.8 “Company” means Newell Rubbermaid Inc., a Delaware corporation, or any successor thereto.

2.9 “Director” means a director of the Company.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.11 “Fair Market Value” means the closing sales price of the Common Stock on the New York Stock Exchange Composite (as reported in The Wall Street Journal).

2.12 “Good Cause” means:

(a) a Participant’s willful engagement in misconduct in the performance of his or her duties that causes material harm to the Company; or

(b) a Participant’s conviction of a criminal violation involving fraud or dishonesty.

Without limiting the generality of the foregoing, the following shall not constitute Good Cause: the failure by the Participant and/or the Company to attain financial or other business objectives; any personal or policy disagreement between the Participant and the Company or any member of the Board of Directors of the Company; or any action taken by the Participant in connection with his or her duties if the Participant has acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the Company and had no reasonable cause to believe his or her conduct was improper. Notwithstanding anything herein to the contrary, in the event the Company terminates the employment of a Participant who is a Key Employee for Good Cause hereunder, the Company shall give the Participant at least 30 days’ prior written notice specifying in detail the reason or reasons for the Participant’s termination.

2.13 “Good Reason” means, in the case of a Participant who is a Key Employee:

(a) a material change in the nature or scope of the Participant’s authority or duties;

(b) a material reduction in the Participant’s rate of base salary;

(c) the Company changes by 50 miles or more the principal location in which the Participant is required to perform services;

(d) the Company terminates or materially amends, or terminates or materially restricts the Participant’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Participant is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment; or

(e) the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within 30 days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within 30 days after receiving such notice, and (iii) the Participant’s termination occurs not later than 90 days after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.14 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.15 “Key Employee” means an employee of the Company or any Subsidiary who is selected to participate in the Plan in accordance with Sections 3 and 4. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.16 “Non-Employee Director” means a Director who is not an employee of the Company or a Subsidiary.

2.17 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.18 “Participant” means any Key Employee selected to receive an Award under the Plan and each Non-Employee Director.

2.19 “Plan” means the Newell Rubbermaid Inc. 2010 Stock Plan, as it may be amended from time to time.

2.20 “Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.

2.21 “Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan.

2.22 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

2.23 “Stock Unit” means a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.24 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3. Administration.

3.1 The Board.

The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee, to the extent that the Committee is comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder. For purposes of the Plan, the term “Board” shall refer to the Board or, to the extent such authority has been delegated to the Committee, the Committee; provided that the authority with respect to Sections 14.1 and 14.3 of the Plan may not be delegated to the Committee.

3.2 Authority of the Board.

(a) The Board, in its sole discretion, shall determine the Key Employees to whom Awards will be granted, the time or times at which Awards will be granted to Participants, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised or otherwise settled, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) The Board may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code, or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

(c) The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Restated Certificate of Incorporation and By-Laws.

3.3 Performance Goals.

(a) The Board may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including but not limited to: (i) return on equity; (ii) earnings or earnings per share; (iii) Common Stock price; (iv) total stockholder return; (v) return on assets; (vi) return on investment; (vii) cash flow; (viii) net income; (ix) profit margin; (x) expense management; or (xi) revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(b) With respect to each performance period established by the Board, (i) the Board shall establish such performance goals relating to one or more of the business criteria selected pursuant to Section 3.3(a) of the Plan, and (ii) the Board shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Board may be identical for all Participants for a given performance period or, at the discretion of the Board, may differ among Participants. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and shall authorize the award of shares of Common Stock or cash, as applicable, to the Participant for whom the targets were established, in accordance with the terms of the applicable Award Agreements.

Section 4. Eligibility and Awards.

4.1 Participants.

Participants shall consist of all Non-Employee Directors and the Key Employees whom the Board may designate from time to time to receive Awards under the Plan.

4.2 Awards.

The following types of Awards may be granted under the Plan, either alone or in combination with other Awards: (a) Stock Options; (b) Stock Awards; (c) Stock Units; and (d) Stock Appreciation Rights.

4.3 Award Agreements.

Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Board shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested shares of Common Stock received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Board and within any period specified by the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 5. Shares of Common Stock Subject to Plan.

5.1 Total Number of Shares.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be 21,000,000. The number of shares available for issuance under the Plan shall be reduced by (i) one share for each share issued pursuant to a Stock Option or SAR, and (ii) two and one-half shares for each share issued pursuant to a Stock Award or a Stock Unit. Shares issued under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan.

(b) The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 4.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan (if any such shares were subject to Stock Options or SARs, the number of shares again available for issuance shall increase by one for each such share, and if any such shares were subject to Stock Awards or Stock Units, the number of shares again available for issuance shall increase by two and one-half for each such share).

5.2 Shares Under Awards.

Of the 21,000,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1:

(a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 2,000,000, except that in the case of a Key Employee who is granted Stock Options in connection with his or her commencement of employment with the Company or a Subsidiary, the maximum number of shares of Common Stock as to which such Key Employee may receive Stock Options in the calendar year in which his or her commencement of employment occurs is 3,000,000.

(b) The maximum number of shares of Common Stock that may be used for Awards other than Stock Options that are intended to qualify as “performance based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 1,000,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(c) The maximum number of shares of Common Stock that may be subject to Incentive Stock Options is 21,000,000.

The numbers of shares described herein shall be as adjusted in accordance with Section 5.3 of the Plan.

5.3 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to any of the share limitations set forth in Section 5.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

Section 6. Stock Options.

6.1 Grant.

Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NSOs. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees shall be NSOs.

6.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

6.3 Exercise Price and Period.

With respect to each Stock Option granted to a Participant:

(a) Except as provided in Section 6.4(b), the per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as set forth in the Stock Option Agreement; provided that in the case of Stock Options granted to participants who are Key Employees, no Stock Option shall become exercisable earlier than with respect to 1/3 of the total number of shares of Common Stock subject to the Stock Option on each of the three succeeding anniversaries of the date of the grant of the Stock Option. Notwithstanding the foregoing sentence, the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Key Employee’s termination of employment with the Company, or a Non-Employee Director’s termination of service on the Board, without Good Cause.

(c) No grant of a Stock Option shall include a “reload” Option pursuant to which a Participant who exercises a Stock Option and satisfies all or a portion of the exercise price with Shares of Common Stock acquired upon exercise of the Stock Option is granted an additional Stock Option to acquire the same number of Shares as is used by the Participant to pay such exercise price.

(d) Except as provided in Section 6.4(b), each Stock Option that has not terminated earlier as provided in the Stock Option Agreement shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

6.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company, as described in Section 17.1 of the Plan.

6.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary may designate.

(b) The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 6.5(b)(ii) or Section 14 shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7. Stock Awards.

7.1 Grant.

The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without payment of consideration by such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

7.2 Stock Award Agreement.

Each share of Common Stock issued to a Participant under this Section 7 shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other restrictions, terms and conditions (including the attainment of performance goals) established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement; provided that in the case of Stock Awards to Participants who are Key Employees: (i) none of the restrictions that are based solely on the elapse of time shall lapse earlier than with respect to 1/3 of the number of shares of Common Stock subject to the Stock Award on each of the three succeeding anniversaries of the date of the grant of the Stock Award and (ii) none of the restrictions that are based on the attainment of performance goals as described in Section 3.3 of the Plan shall lapse earlier than the first anniversary of the date of the grant. Notwithstanding the preceding sentence, the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to a Stock Award in the event of a Key Employee’s termination of employment with the Company, or a Non-Employee Director’s termination of service on the Board, without Good Cause.

(b) Except as provided in this subsection (b) and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares subject to the Stock Award and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions: (i) if such Stock Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such dividends or distributions, and (ii) in the case of all other such Stock Awards, the Board shall have the discretion to cause the Company to accumulate and hold such dividends or distributions. In either such case, the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, delivered to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 8. Stock Units.

8.1 Grant.

The Board may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement.

8.2 Stock Unit Agreement.

Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a Stock Unit Agreement, which shall specify the restrictions, terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement; provided that in the case of Stock Units granted to Participants who are Key Employees: (i) none of the restrictions that are based solely on the elapse of time shall lapse earlier than with respect to 1/3 of the number of shares of Common Stock subject to the Award on each of the three succeeding anniversaries of the date of the grant of the Award and (ii) none of the restrictions that are based on the attainment of performance goals as described in Section 3.3 of the Plan shall lapse earlier than the first anniversary of the date of the grant of the Award. Notwithstanding the preceding sentence, the Board shall have the discretion to accelerate the date as of which the restrictions lapse in the event of a Key Employee’s termination of employment with the Company, or a Non-Employee Director’s termination of service on the Board, without Good Cause.

(b) Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Stock, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) in the case of all other such Stock Unit Awards, the Board shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c) Upon settlement of Stock Units in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 9. Stock Appreciation Rights (SARs).

9.1 Grant.

The Board may, in its discretion, grant an SAR under the Plan to any Participant who is a Key Employee. Each SAR granted to a Participant shall entitle the Participant to elect to receive an amount (payable in cash or in shares of Common Stock, or a combination thereof, determined by the Board and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per share of Common Stock on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of shares of the Common Stock with respect to which the SAR is being exercised.

9.2 Stock Appreciation Right Agreement.

Each SAR granted under this Section 9 shall be evidenced by a Stock Appreciation Right Agreement, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of shares of Common Stock subject to each SAR, whether the SAR is to be settled in shares of Common Stock or cash and such other terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a) The per share exercise price of each SAR shall be the Fair Market Value of the Common Stock subject to the SAR on the date on which the SAR is granted.

(b) Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement; provided that in the case of SARs granted to Participants who are Key Employees, no SAR shall become exercisable earlier than with respect to 1/3 of the total number of shares of Common Stock subject to the SAR on each of the three succeeding anniversaries of the date of the grant of the SAR. Notwithstanding the foregoing sentence, the Board shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of a Participant’s termination of employment with the Company without Good Cause.

(c) Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten years after the date of grant.

(d) Upon exercise of an SAR settled in Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable to the Participant. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 10. Change in Control.

10.1 Effect of Change in Control.

Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 10.2):

(a) In the case of Awards subject to performance goals as described in Section 3.3:

(i) all such Awards that have been earned but not paid shall become immediately payable in cash;

(ii) all outstanding Awards shall become fully exercisable;

(iii) all restrictions applicable to all Awards shall terminate or lapse; and

(iv) performance goals applicable to any Award that has not yet been earned shall be deemed satisfied at the performance level that provides for a target payout.

(b) In the case of all other Awards:

(i) any Awards that are replaced with equity awards that preserve the existing value of the Awards and have terms and conditions (including the schedule by which such Awards vest or the restrictions lapse) that are at least as favorable to the Participant as the terms and conditions in effect immediately prior to the Change in Control shall remain outstanding and be governed by such terms and conditions; provided, however, if within two years following the Change in Control a Participant’s employment or service on the Board is terminated without Good Cause, or if a Participant terminates employment for Good Reason, all such replacement Awards shall become fully exercisable and all restrictions applicable to all such replacement Awards shall terminate or lapse;

(ii) if any outstanding Awards are not replaced as described in Section 10.1(b)(i) above, (A) Section 10.1(a)(i), (ii) and (iii) shall apply to such Awards; and (B) in addition to the Board’s authority set forth in Section 3, the Board is authorized, and has sole discretion, either at the time such Awards are granted or any time thereafter, to take any one or more of the following actions: (I) provide for the purchase of any outstanding Stock Option and/or SAR, for an amount of cash equal to the difference between the exercise price of the Stock Option or SAR and the then Fair Market Value of the Common Stock covered thereby, multiplied by the number of shares of Common Stock subject to the Stock Option or SAR, or (II) provide for the purchase of any outstanding Stock Award and/or Stock Unit for an amount of cash equal to the then Fair Market Value of the Common Stock, multiplied by the number of shares of Common Stock subject to the Stock Award or Stock Unit Award.

10.2 Definition of Change in Control.

“Change in Control” shall mean the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c) the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(d) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 11. Postponement.

The Board may postpone any grant or settlement of an Award, including the exercise of a Stock Option or SAR, for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of a Stock Option or SAR, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12. Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 13. Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a) by will or by the laws of descent and distribution;

(b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c) as permitted by the Board with respect to a NSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership of which the Participant’s spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Board.

Section 14. Termination or Amendment of Plan and Award Agreements.

14.1 Termination or Amendment of Plan.

(a) Except as described in Section 14.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Key Employees who are located outside of the United States to participate in the Plan.

14.2 Amendment of Award Agreements.

The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3 Repricing of Stock Options or SARs

Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

Section 15. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 16. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder.

Section 17. Effective Date and Term of Plan.

17.1 Effective Date.

The Plan was adopted by the Board on February 10, 2010, and will be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 11, 2010 and any adjournment or postponement thereof.

17.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date as described in Section 17.1 above.